SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, D.C. 20549


                             FORM 8-K
                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                Securities and Exchange Act of 1934



                           MAY 3, 1996
         Date of Report (Date of earliest event reported)


                          SHONEY'S, INC.
      (Exact name of Registrant as specified in its charter)


       TENNESSEE                   0-4377               62-0799798
(State or other jurisdiction    (Commission          (IRS employer
    of incorporation              file no.)        identification no.)


         1727 ELM HILL PIKE, NASHVILLE, TENNESSEE  37210
   (Address of principal executive offices, including zip code)


                         (615) 391-5201
       (Registrant's telephone number, including area code)


                         NOT APPLICABLE
   (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On May 3, 1996, Shoney's, Inc. (the "Company") obtained a senior secured bridge loan, in the aggregate principal amount of up to $100 million, from Canadian Imperial Bank of Commerce (the "Bridge Loan"). See U.S. $100,000,000, Bridge Loan Credit Agreement, dated as of May 3, 1996, among Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, attached hereto as Exhibit 4.1.

     The purpose of the Bridge Loan is to provide working capital and a source of financing for the pending transaction between the Company and TPI Enterprises, Inc. ("Enterprises"). The Company proposes to acquire substantially all of the assets of Enterprises, for consideration consisting of shares of the Company's common stock and assumption by the Company or repayment of certain designated liabilities and contractual obligations of Enterprises (the "Reorganization"), pursuant to the terms and conditions of that certain Plan of Tax-Free Reorganization Under
Section 368(a)(1)(C) of the Internal Revenue Code and Agreement, dated as of March 15, 1996 (the "Reorganization Agreement"), by and among the Company, TPI Restaurants Acquisition Corporation, a wholly-owned subsidiary of the Company, and Enterprises.

     The Reorganization required an amendment to the Company's Reducing Revolving Credit Facility (the "Revolver") which (1) approved the
Reorganization, (2) permitted the Company to enter into the Bridge Loan, and (3) modified certain covenants under the Revolver, including changes to accomodate the Reorganization.

     Concurrent with the execution of the Bridge Loan and the amendment of the Revolver, the Company borrowed $20 million under the Bridge Loan, which was used to reduce the outstanding principal balance under the Company's Revolver. The Company may borrow up to $80 million under the Bridge Loan in conjunction with the closing of the Reorganization for the purpose of refinancing and/or repaying certain liabilities of Enterprises which are required to be assumed by the Company or satisfied under the Reorganization Agreement. If the Reorganization is not consummated, the Company will be permitted to draw an additional amount, up to $20 million, under the Bridge Loan for working capital.

     The Bridge Loan bears interest at the London Interbank Offered Rate (LIBOR) plus 2.50% with 0.50% increases in the interest rate effective 9, 12 and 18 months after the closing of the Reorganization. The Bridge Loan is secured by assets acquired by the Company in the Reorganization and by a pledge of certain other unencumbered assets of the Company. The Bridge Loan will convert into a term loan on May 3, 1998, if not repaid in full by that time. The term loan then has a bullet maturity on October 22, 1999. Upon conversion into a term loan, the Company will be required to pay a fee equal to 3% of the outstanding balance of the Bridge Loan at the conversion date. The Company presently intends to repay the Bridge Loan within 24 months of the closing of the Reorganization with proceeds to be derived from debt or equity issues and/or asset sales.


Item 7.   Financial Statements and Exhibits

     The following documents are filed as exhibits to the Form 8-K:

Exhibit No. 4.1     U.S. $100,000,000, BRIDGE LOAN  CREDIT AGREEMENT, dated
                    as of May 3, 1996, among SHONEY'S, INC., as the Borrower, CANADIAN IMPERIAL BANK OF COMMERCE, and
                    VARIOUS OTHER FINANCIAL  INSTITUTIONS  NOW OR HEREAFTER
                    PARTIES  HERETO, as the Lenders, and CANADIAN  IMPERIAL
                    BANK OF COMMERCE acting through its New York Agency, as the Agent for the Lenders


Exhibit No. 4.2     U.S.  $270,000,000   AMENDED   AND   RESTATED  REDUCING
                    REVOLVING CREDIT AGREEMENT, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among SHONEY'S, INC., as the Borrower, CIBC INC., acting through its Atlanta Office and VARIOUS OTHER FINANCIAL
                    INSTITUTIONS NOW OR HEREAFTER  PARTIES  HERETO,  as the
                    Lenders, and CANADIAN IMPERIAL BANK OF COMMERCE acting through its New York Agency, as the Agent for the Lenders

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SHONEY'S, INC.


                              By: /s/ GREGORY A. HAYES
                                      Gregory A. Hayes
                                      Vice President and Controller

Dated:  May 15, 1996

                           EXHIBIT INDEX



Exhibit No. 4.1     U.S.  $100,000,000, BRIDGE LOAN CREDIT AGREEMENT, dated
                    as of May 3, 1996, among SHONEY'S, INC., as the Borrower, CANADIAN IMPERIAL BANK OF COMMERCE, and
                    VARIOUS  OTHER  FINANCIAL INSTITUTIONS NOW OR HEREAFTER
                    PARTIES HERETO, as  the  Lenders, and CANADIAN IMPERIAL
                    BANK OF COMMERCE acting through its New York Agency, as the Agent for the Lenders


Exhibit No. 4.2     U.S.  $270,000,000  AMENDED   AND   RESTATED   REDUCING
                    REVOLVING CREDIT AGREEMENT, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among SHONEY'S, INC., as the Borrower, CIBC INC., acting through its Atlanta Office and VARIOUS OTHER FINANCIAL
                    INSTITUTIONS NOW OR HEREAFTER PARTIES  HERETO,  as  the
                    Lenders, and CANADIAN IMPERIAL BANK OF COMMERCE acting through its New York Agency, as the Agent for the Lenders